EXHIBIT 99.1

                             JOINT FILING AGREEMENT

         We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.


Dated:   November 18, 2005

                                            /s/  Peter J. Weidhorn
                                   --------------------------------------------
                                        PETER J. WEIDHORN


                                   PREFERRED INVESTMENT I, LLC


                                   By:      /s/  Peter J. Weidhorn
                                      -----------------------------------------
                                        Peter J. Weidhorn, its Managing Member



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